SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    October 18, 2004
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                            INTERPHARM HOLDINGS, INC.

               (Exact name of Registrant as specified in charter)

         Delaware                     0-22710                  13-3673965
(State or other jurisdiction       (Commission                (IRS Employer
 of incorporation)                  File Number)             Identification No.)



   69 Mall Drive, Commack, New York                             11725
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 (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:    (631) 543-2800
                                                       -------------------------

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01         Other Events.

      On October 18, 2004, Surinder Rametra, an Interpharm Holdings, Inc. (the "Company") Director and its Director of Business Development, and James Charles, a Director of the Company, resigned their directorships. Mr. Rametra resigned his directorship in order to enable him to focus solely on his responsibilities as Director of Business Development of the Company. Mr. Charles resigned in order to pursue other interests. The Nominating Committee of the Board of Directors has presented a slate of six nominees for election as directors at the Annual Meeting of Stockholders to be held on November 18, 2004. The Nominating Committee will continue to seek qualified individuals for the vacant seat on the Board.

      Neither Mr. Rametra nor Mr. Charles resigned as a result of any disagreement with the Company on any matter, including any matter related to the operations, policies or practices of the Company.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INTERPHARM HOLDINGS, INC.
October 20, 2004                               By: /s/ George Aronson
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                                                       George Aronson
                                                       Chief Financial Officer